UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 16, 2024, Complete Solaria, Inc., a Delaware corporation (the “Company”, “we” and “us”), entered into a Common Stock Purchase Agreement (“Purchase Agreement”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”), and a related Registration Rights Agreement (the “RRA”). Pursuant to the Common Stock Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $10,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain limitations and conditions set forth in the Purchase Agreement.

Subject to the satisfaction of certain customary conditions including, without limitation, the effectiveness of a registration statement registering the shares issuable pursuant to the Purchase Agreement, the Company’s right to sell shares to White Lion will commence on the date of the execution of Purchase Agreement and extend until the earlier of (i) of White Lion having purchased shares of Common Stock equal to $10,000,000 and (ii) 18 months from the date of execution of the Purchase Agreement (the “Commitment Period”).

During the Commitment Period, subject to the terms and conditions of the Purchase Agreement, the Company may notify White Lion when the Company exercises its right to sell shares of its Common Stock. The Company may deliver a Fixed Purchase Notice (as such term is defined in the Purchase Agreement), where the Company can require White Lion to purchase up to a number of shares of Common Stock equal to the lesser of (i) $150,000 or (ii) 100% of Average Daily Trading Volume (as such term is defined in the Purchase Agreement). The Company may also deliver a Rapid Purchase Notice (as such term is defined in the Purchase Agreement), where the Company may require White Lion to purchase up to a number of shares of Common Stock equal to the lesser of (i) of 100% of the Average Daily Trading Volume and (ii) $2,000,000 divided by the highest closing price of the Common Stock over the most recent five business days immediately prior to the receipt of the notice. White Lion may waive such limits under any notice at its discretion and purchase additional shares.

The price to be paid by White Lion for any shares that the Company requires White Lion to purchase will depend on the type of purchase notice that the Company delivers. For shares being issued pursuant to Fixed Purchase Notice, the purchase price per share will be equal to 90% of the lowest VWAP (as defined in the Purchase Agreement) of the Common Stock that occurs during the five consecutive business days prior to the purchase notice. For shares being issued pursuant to a Rapid Purchase Notice, the purchase price per share will be equal to the average of the three lowest traded prices on the date that the notice is delivered.

The aggregate number of shares of Common Stock that the Company can sell to White Lion under the Purchase Agreement (including the Commitment Shares (as defined below)) may in no case exceed 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless stockholder approval is obtained to issue purchase shares above the Exchange Cap, in which case the Exchange Cap will no longer apply. No purchase notice shall result in White Lion beneficially owning (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder) more than 9.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to a purchase notice.

The Company may deliver purchase notices under the Purchase Agreement, subject to market conditions, and in light of its capital needs, from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The Company and White Lion will have the right to terminate the Purchase Agreement in the event of a material breach by the other party and notice being sent by the non-breaching party to the breaching party. The Purchase Agreement also automatically terminates upon the earlier of (i) the end of the Commitment Period, (ii) the date that the Company commences a voluntary bankruptcy proceeding, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors, and (iii) immediately upon the delisting of the Common Stock from The Nasdaq Global Market.

In consideration for the commitments of White Lion, as described above, the Company has agreed that it will issue to White Lion shares of Common Stock (“Commitment Shares”) in an amount equal to (i) $150,000 divided by (ii) the closing price of the Common Stock on the earlier of (x) the business day prior to the effectiveness of the registration statement filed pursuant to the RRA or (ii) the business day prior to the date White Lion delivers a written request to the Company for the Commitment Shares. The Commitment Shares will be fully earned by White Lion regardless of termination of the Purchase Agreement.

Concurrently with the Common Stock Purchase Agreement, the Company entered into the RRA with White Lion, in which the Company agreed to file, within 15 days following the execution of the Purchase Agreement, a resale registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale by White Lion of the maximum number of shares permitted to be included therein in accordance with applicable SEC rules, regulations and interpretations and the Commitment Shares. The RRA also contains usual and customary damages provisions for failure to file and failure to have the registration statement declared effective by the SEC within the time periods specified therein.

The Purchase Agreement and the RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of each of the Purchase Agreement and RRA does not purport to be complete and in each case is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, and the RRA, a copy of each of which is filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and in each case which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on 8-K is incorporated by reference in this Item 3.02 in its entirety.

The Company will issue the Common Stock pursuant to the Purchase Agreement in reliance upon the exemptions from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Neither this Current Report on Form 8-K nor the exhibits attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Common Stock described herein or therein, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Common Stock Purchase Agreement, dated July 16, 2024, by and between the Company and White Lion.
10.2	Registration Rights Agreement, dated July 16, 2024, by and between the Company and White Lion.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: July 16, 2024

	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

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